Exhibit 10.29
                                                                   -------------





                                   SECOND AMENDED AND RESTATED MANAGEMENT
                         AGREEMENT dated as of June 18, 1996, between FIRST ATLANTIC CAPITAL, LTD., a Delaware corporation ("First Atlantic"), and BERRY PLASTICS CORPORATION, a Delaware corporation (the "Company").


          The parties desire to amend and restate their Amended and Restated Management Agreement dated as of February 14, 1991 (the "Prior Management Agreement"). This Second Amended and Restated Management Agreement is being entered into concurrently with the recapitalization of BPC Holding Company, a Delaware corporation and sole stockholder of the Company ("BPC").

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

          SECTION 1.  Engagement of Management Consultant.  The Company hereby
                      -----------------------------------
engages First Atlantic as management consultant, and First Atlantic hereby accepts such engagement, upon the terms and conditions set forth in this Agreement.

          SECTION 2.  Term.  The term of this Agreement commenced on December
                      ----
24, 1990 (the "Closing Date") and shall continue through the period ending on the tenth anniversary of the date hereof (the "Term"). Upon each anniversary of the date hereof, this Agreement shall automatically be extended beyond such tenth anniversary for an additional year unless notice to the contrary is given by either party at least 30 but no more than 60 days prior to such anniversary. This Agreement shall sooner terminate upon the sale of all or substantially all the assets of the Company or upon a merger of the Company pursuant to which the stockholders of the Company immediately prior to such merger fail to own at least 51% in voting power of the surviving corporation; provided, however, that
                                                        --------  -------
all fees and other compensation payable to First Atlantic hereunder shall be paid for the entire calendar year in which any such sale or merger shall occur.

          SECTION 3.  Management Consulting Services.  (a)  First Atlantic shall
                      ------------------------------
advise the Company concerning any proposed financial transactions, acquisitions and other senior management matters related to the Company's business, administration and policies, as the Company shall reasonably and specifically request by way of written notice to First Atlantic, which notice shall specify the services required of First Atlantic and shall include all background material necessary for First Atlantic to complete such services. First Atlantic shall not be required to devote any specified amount of time to any such written request, and shall be required to devote only so much time to any such written request as First Atlantic shall, in its reasonable discretion, deem necessary to complete such services. Such consulting services shall, in First Atlantic's reasonable discretion, be rendered in person or by telephone or other communication. First Atlantic shall be free of domination or control by the Company over the manner and time of rendering its services hereunder and the Company shall have no right to dictate or direct the details of the services rendered hereunder. First Atlantic shall (i) use its reasonable efforts to deal effectively with all subjects submitted to it hereunder and (ii) endeavor to further, by performance of its services hereunder, the policies and objectives of the Company. Pending receipt of written notice pursuant to the first sentence of this Section 3(a), First Atlantic shall make itself available on a continuing basis to provide the management consulting services contemplated herein.

               (b) First Atlantic shall perform all such services as an independent contractor to the Company. First Atlantic is not an employee, agent or representative of the Company and has no authority to act for or to bind the Company without its prior written consent.

               (c) This Agreement shall in no way prohibit First Atlantic from engaging in any other activities.

          SECTION 4.  Compensation.  (a)  As consideration for the services to
                      ------------
be provided by First Atlantic hereunder, and for the continuing engagement of First Atlantic as a management consultant as provided herein, the Company shall pay to First Atlantic a non-refundable cash fee in the amount of $750,000 per annum (the "Management Fee"), for each year during the Term. The Management Fee shall be payable in monthly installments for each full calendar month during the Term. Each monthly installment shall be payable on the first day after the end of the month to which such installment relates. Each monthly installment shall be compensation for the management consulting services provided and made available by First Atlantic to the Company during the month to which such installment relates.

               (b) In addition, in consideration of management consulting services rendered by First Atlantic in connection with Eligible Transactions (as hereinafter defined), the Company shall, following consummation of any Eligible Transaction, pay to First Atlantic a non-refundable fee equal to the lesser of
(i) one percent (1%) of the total transaction value and (ii) $1,250,000. As used herein, "Eligible Transaction" shall mean (A) any acquisition of another business or series of acquisitions of other businesses (whether by way of purchase, transfer, assignment, merger, consolidation or otherwise) pursuant to which the Company or any of its Affiliates pays, distributes or contributes consideration (which shall include all assumed funded indebtedness) and (B) any investment by the Company or any of its Affiliates in any other entity.

               (c) The Company shall reimburse First Atlantic for all out-of-pocket costs and expenses reasonably incurred in connection with First Atlantic's engagement and the performance of services by First Atlantic hereunder (including, without limitation, the fees and expenses incurred in connection with any transaction, including any Eligible Transaction, whether or not such transaction is consummated, and the fees and expenses of lawyers and accountants engaged by First Atlantic).

          SECTION 5.  Notices.  All notices or other communications that are
                      -------
required or permitted hereunder shall be in writing and shall be deemed to have been given if (a) personally delivered or sent by telecopier, (b) sent by overnight courier or (c) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               if to First Atlantic, to:

                    First Atlantic Capital, Ltd.
                    135 East 57th Street
                    New York, New York  10022
                    Attention:  Roberto Buaron
                    Telecopy No.:  (212) 750-0954

               if to the Company, to:

                    Berry Plastics Corporation
                    101 Oakley Street
                    Evansville, Indiana  47710
                    Attention:  President
                    Telecopy No.:  (812) 421-9604

               in either case, with a copy to:

                    O'Sullivan Graev & Karabell, LLP
                    30 Rockefeller Plaza
                    New York, New York  10112
                    Attention:  Lawrence G. Graev, Esq.
                    Telecopy No.:  (212) 408-2467

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, sent by telecopier or sent by overnight courier and (ii) on the third business day following the date posted, if sent by mail.

          SECTION 6.  Entire Agreement.  This Agreement contains the entire
                      ----------------
agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect hereto, including, without limitation, the Prior Management Agreement.

          SECTION 7.  Assignment.  This Agreement shall not be assigned by any
                      ----------
party (except to an Affiliate of such party) without the consent of the other party. As used in this Agreement, the term "Affiliate" means, as to any person, any individual, partnership, corporation, group or trust that directly or indirectly controls, is controlled by or is under common control with such person.

          SECTION 8.  Benefits of Agreement.  The terms and provisions of this
                      ---------------------
Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

          SECTION 9.  Amendments and Waivers.  The terms and provisions of this
                      ----------------------
Agreement shall not be modified, altered or otherwise amended, except pursuant to a writing signed by the parties. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other or subsequent breach by such other party.

          SECTION 10.  Governing Law.  This Agreement shall be governed by, and
                       -------------
construed and enforced in accordance with, the laws of the State of New York, without giving effect to principles governing conflicts of laws.

          SECTION 11.  Headings.  The headings of the various sections of this
                       --------
Agreement have been inserted for convenience of reference only and shall not be deemed to control or affect in any way the meaning or construction of any provision of this Agreement.

          SECTION 12.  Counterparts.  This Agreement may be executed in any
                       ------------
number of counterparts, and each such counterpart shall be an original instrument, but all counterparts together shall constitute a single Agreement.

          SECTION 13.  Indemnification.  The Company shall indemnify and hold
                       ---------------
harmless First Atlantic and its directors, officers, employees, agents and affiliates from and against any and all losses, liabilities, costs, expenses and disbursements of any kind whatsoever (collectively, "Losses") with respect to or arising from this Agreement or the performance at any time by First Atlantic of services in connection herewith; provided, however, that the Company shall not
                                 --------  -------
be obligated to indemnify First Atlantic with respect to any Loss arising from the gross negligence or willful misconduct of First Atlantic.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                              FIRST ATLANTIC CAPITAL, LTD.



                              By: /s/ Roberto Buaron
                                 --------------------------------
                                 Roberto Buaron
                                 President


                              BERRY PLASTICS CORPORATION



                              By: /s/ Martin R. Imbler
                                 --------------------------------
                                 Martin R. Imbler
                                 President